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                                                                       EXHIBIT 5



                           WYATT, TARRANT & COMBS, LLP
                               2800 Citizens Plaza
                              Louisville, KY 40202
                                 (502) 589-5235



                                   May 7, 2001

High Speed Access Corp.
10901 West Toller Drive
Littleton, Colorado  80127

         Re: Registration Statement on Form S-3 Related to High Speed Access Corp. Common Stock

Ladies and Gentlemen:

         We have acted as counsel to High Speed Access Corp., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and issuance of 125,000 shares of Corporation common stock (the "Corporation Common Stock") on behalf of a selling stockholder.

         In rendering this opinion, we have examined such corporate records, other documents, certificates and other instruments and we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed for the purposes of this opinion the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

         Based on the foregoing, we are of the opinion that the Corporation Common Stock is duly authorized, was validly issued and is fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus contained within the Registration Statement.

                                          Very truly yours,

                                          /s/ WYATT, TARRANT & COMBS, LLP